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                                                                      Exhibit 17
                                                                      ----------
THE BRENTON FUNDS
3435 STELZER ROAD
COLUMBUS, OHIO  43219

          BY MY SIGNATURE BELOW, I APPOINT [____________], OFFICERS OF THE BRENTON FUNDS OF COVENTRY GROUP (THE "BRENTON FUNDS"), AS MY PROXIES AND ATTORNEYS TO VOTE ALL FUND SHARES OF THE PORTFOLIO(S) IDENTIFIED BELOW THAT I AM ENTITLED TO VOTE AT THE SPECIAL MEETING(S) OF SHAREHOLDERS OF THE BRENTON FUNDS TO BE HELD AT THE OFFICES OF [___________], ON FRIDAY, APRIL 6, 2001 AT 11:00 A.M. (EASTERN TIME), AND AT ANY ADJOURNMENTS OF THE MEETING. THE PROXIES SHALL HAVE ALL THE POWERS THAT I WOULD POSSESS IF PRESENT. I HEREBY REVOKE ANY PRIOR PROXY, AND RATIFY AND CONFIRM ALL THAT THE PROXIES, OR ANY OF THEM, MAY LAWFULLY DO. I ACKNOWLEDGE RECEIPT OF THE NOTICE OF SPECIAL SHAREHOLDERS MEETING AND THE COMBINED PROXY STATEMENT/PROSPECTUS, DATED FEBRUARY [___], 2001.

          THESE PROXIES SHALL VOTE MY SHARES ACCORDING TO MY INSTRUCTIONS GIVEN BELOW WITH RESPECT TO THE PROPOSALS. IF I DO NOT PROVIDE AN INSTRUCTION BELOW, I UNDERSTAND THAT THE PROXIES WILL VOTE MY SHARES IN FAVOR OF THE PROPOSALS. THE PROXIES WILL VOTE ON ANY OTHER MATTER THAT MAY ARISE IN THE MEETING ACCORDING TO THEIR BEST JUDGMENT.

          THIS PROXY IS SOLICITED BY THE BOARDS OF TRUSTEES OF THE BRENTON FUNDS FOR BOTH PROPOSALS.

PLEASE VOTE BY CHECKING THE APPROPRIATE BOX:

     1. To approve an Agreement and Plan of Reorganization for the Brenton Funds, whereby each Brenton Fund will transfer all of its assets and liabilities to a corresponding Fund of Wells Fargo Funds Trust.

          [ ]  FOR       [ ]  AGAINST      [ ]  ABSTAIN


     2. To approve an Interim Advisory Agreement between Brenton Bank and each of the Brenton Funds covering the entire period from December 1, 2000 until the closing of the reorganization.

          [ ]  FOR       [ ]  AGAINST      [ ]  ABSTAIN



Name of Fund ______________________      ______________________________
                                         Signature of Shareholder

No. of Shares _____________________      ______________________________
                                         Signature of Shareholder

Control No.  ______________________


NOTE:    PLEASE MAKE SURE THAT YOU COMPLETE, SIGN AND DATE YOUR PROXY CARD.
PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON YOUR ACCOUNT. WHEN SIGNING AS A FIDUCIARY, PLEASE GIVE YOUR FULL TITLE AS SUCH. EACH JOINT OWNER SHOULD SIGN PERSONALLY. CORPORATE PROXIES SHOULD BE SIGNED IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER.

FOR YOUR CONVENIENCE, YOU MAY VOTE BY RETURNING THE PROXY BALLOT IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU ALSO MAY VOTE BY INTERNET BY GOING TO
WWW.PROXYVOTING.COM AND FOLLOWING THE INSTRUCTIONS. LAST, YOU MAY VOTE BY CALLING TOLL-FREE 1-(800)-[___-____]. TO VOTE BY INTERNET OR TELEPHONE, YOU WILL NEED THE CONTROL NUMBER PRINTED ABOVE ON THIS BALLOT CARD.

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